UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

WORLD SURVEILLANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 25, 2013, World Surveillance Group Inc. filed a lawsuit against La Jolla Cove Investors, Inc. in the United States District Court for the Northern District of California relating to the finance documents entered into by the Company with La Jolla in January 2012. In the lawsuit, the Company is alleging breach of contract and other causes of action. WSGI seeks injunctive relief in addition to unspecified monetary damages as well as other relief.

A copy of the Complaint is filed herewith as Exhibit 10.1, and a copy of the Press Release issued by the Company on July 25, 2013 is filed herewith as Exhibit 99.1.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit Number	Description

10.1	Complaint filed against La Jolla Cove Investors, Inc. on July 25, 2013.
99.1	Press Release issued July 25, 2013 of the Company announcing the filing of the lawsuit against La Jolla Cove Investors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: July 25, 2013	/s/	Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer